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                                                                      EXHIBIT 11

FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE



                                                For Three Months Ended March 31,

                                                   1999                1998
                                                -----------         -----------
Net Income                                      $ 5,994,092         $ 5,079,718
                                                ===========         ===========

Computation of average
shares outstanding

            Shares outstanding at
            beginning of year                     8,697,261           8,144,461

            Additional shares deemed
            outstanding because of
            stock dividends                              --             516,035

            Additional shares deemed
            outstanding because of
            stock splits                          8,758,499           8,667,480

            Shares issued during the
            year times average time
            outstanding during the year              56,423               6,984
                                                -----------         -----------

Average basic shares outstanding                 17,512,183          17,334,960
                                                -----------         -----------

Dilutive shares                                     109,893             195,901
                                                -----------         -----------

Average diluted shares outstanding               17,622,076          17,530,861
                                                -----------         -----------

Basic earnings per share                        $      0.34         $      0.29
                                                ===========         ===========


Diluted earnings per share                      $      0.34         $      0.29
                                                ===========         ===========

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